Exhibit 10.16

LEASE EXTENSION AND AMENDING AGREEMENT

THIS AGREEMENT dated for reference the 1st day of June, 2004

BETWEEN:

BTC PROPERTIES II LTD.,

a body corporate, having its head office

at Suite 1800, Four Bentall Centre,

1055 Dunsmuir Street, in the City

of Vancouver, in the Province of

British Columbia and

WESTMINSTER MANAGEMENT CORPORATION,

a body corporate, having a business office

at Suite #820, 1090 West Georgia Street, in the City

of Vancouver, in the Province of British Columbia

(hereinafter referred to as the “Landlord”)

OF THE FIRST PART

AND:	EXI WIRELESS SYSTEMS INC., body corporate, having a business office at Suite 100,13551 Commerce Parkway, Richmond, British Columbia (hereinafter referred to as the “Tenant”)

OF THE SECOND PART

WHEREAS:

A. By a lease made the 18th day of December, 2000, (the “Lease”), BENTALL PROPERTIES LTD. AND WESTMINSTER MANAGEMENT CORPORATION (together the “Original Landlord”) leased to the Tenant for a term (the “Term”) of three (3) years, commencing on the 1st day of June, 2001 and ending on the 31st day of May, 2004, certain premises (the “Leased Premises”) containing an area of approximately 11,596 square feet shown outlined in red on the plan attached to the Lease as Schedule “A”, located in the building municipally described as 13551 Commerce Parkway (the “Building”) in the City of Richmond, in the Province of British, all upon the further terms and conditions contained in the Lease;

B. On or about January 10, 2002, the Landlord herein succeeded to the interest of the Original Landlord in and to the Lease and in and to the Leased Premises, becoming the landlord under the Lease;

C. Pursuant to an offer to lease dated December 1, 2000 between the Original Landlord and the Tenant which offer to lease was amended by a subject removals/offer amendment executed by both the Original Landlord and the Tenant on December 20, 2000, EXI WIRELESS INC. (formerly known as EXI Technologies Inc.) (the “Indemnifier”) as indemnifier agreed to indemnify and save harmless the Landlord from any loss, costs and damages arising out of the Lease during the Term;

D. The Term of the Lease was fully ended and completed on the 31st day of May, 2004; and

E. Notwithstanding the Tenant does not have an option to extend the Term of the Lease beyond May 31, 2004, the parties have agreed to extend the Term of the Lease for a further period of five (5) years from the 1st day of June, 2004, upon the terms and conditions contained in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of Ten Dollars ($10.00) now paid by the Tenant to the Landlord, the receipt of which is hereby acknowledged, and the mutual covenants and agreements herein set forth, the parties hereto covenant and agree as follows:

1.	The recitals as hereinbefore set out are true in substance and in fact.

2.	The Term of the Lease is hereby extended for a further period of five (5) years, commencing on the 1st day of June, 2004, (the “Effective Date”), and ending on the 31st day of May, 2009, upon the same terms and covenants and conditions as are contained in the Lease, except for:

(a)	the Tenant will accept the Leased Premises in an “as is, where is” condition;

(b)	the Landlord has no responsibility or liability for making any renovations, alterations or improvements in or to the Leased Premises;

(c)	all further renovations, alterations or improvements in or to the Leased Premises are the sole responsibility of the Tenant and shall be undertaken and completed at the Tenant’s expense and strictly in accordance with the provisions of the Lease. Should the Tenant require additional utilities, additional heating, ventilation or air conditioning because of the nature of its business in excess of those already provided to the Leased Premises, then the Tenant shall be responsible for the cost of installing and/or supplying such additional utilities, subject to the Landlord’s prior approval. No construction or demolition work shall commence until proof of the Tenant’s insurance has been provided to the Landlord; and

(d)	the Lease shall be amended pursuant to the amendments contained in Paragraph 3 of this Agreement.

3.	The parties acknowledge and agree that as and from the Effective Date the Lease is hereby amended to provide as follows:

(a)	Basic Term .02 of the Lease is amended by adding the following to Basic Term .02:

“years four and five of the Term, $104,364.00 per annum, payable in equal monthly instalments of $8,697.00, based on an annual rate of $9.00 per square foot of the Area of Leased Premises;

year six of the Term, $115,960.00 per annum, payable in equal monthly instalments of $9,663.33 , based on an annual rate of $10.00 per square foot of the Area of Leased Premises;

year seven of the Term, $127,556.00 per annum, payable in equal monthly instalments of $10,629.67, based on an annual rate of $11.00 per square foot of the Area of Leased Premises;

year eight of the Term, $139,152.00 per annum, payable in equal monthly instalments of $11,596.00, based on an annual rate of $12.00 per square foot of the Area of Leased Premises.”.

(b)	Article 2.01 of the Lease shall be amended by adding the following as a second paragraph:

“Notwithstanding anything to the contrary herein contained, but subject to the Tenant being in occupancy and not in default, the Landlord shall provide the Tenant with twelve (12) months free Basic Rent. The free Basic Rent shall be applied by the Landlord against the payment of Basic Rent accruing due during the calendar months of:

(a)	JUNE 2004 through to and including NOVEMBER 2004 of the Term; and

(b)	JUNE 2005 through to and including NOVEMBER 2005 of the Term and Basic Term .02 hereto shall be deemed to have been amended accordingly.”.

(c)	Article 2.02 of the Lease shall be amended by adding the following as a second paragraph:

“Notwithstanding anything to the contrary herein contained, but subject to the Tenant being in occupancy and not in default, the Landlord shall provide the Tenant with twelve (12) months free Additional Rent. The free Additional Rent shall be applied by the Landlord against the payment of Additional Rent accruing due during the calendar months of:

(a)	JUNE 2004 through to and including NOVEMBER 2004 of the Term; and

(b)	JUNE 2005 through to and including NOVEMBER 2005 of the Term.”.

(d)	The Landlord’s address for notice as set out in Article 17.01 of the Lease is amended by deleting “Bentall Real Estate Services (Canada) Ltd.” and replacing with “c/o Bentall Real Estate Services Limited Partnership”.

(e)	The following shall be added to the Lease as Article 20.03:

“20.03 ADDITIONAL TENANT IMPROVEMENT ALLOWANCE

Provided the Tenant is not in default, the Landlord shall provide the Tenant with an improvement allowance which shall be solely applied to fixturing and modifying the Leased Premises in the amount of $9.50 per square foot of the Area of Leased Premises to plus Goods and Services Tax (the “Additional Allowance”). Such Additional Allowance to be payable after provision of satisfactory evidence of payment of all of the Tenant’s contractors in full by the Tenant including but not limited to a statutory declaration that all fees and payments resulting from the modification and fixturing of the Leased Premises have been made and provided the Lease Extension and Amending Agreement has been fully executed and the Tenant has fully occupied the Leased Premises and commenced business operations therein.

Any unused portion of the Additional Allowance shall be applied by the Landlord against the payment of Basic Rent accruing due as and from December 1, 2004 until it is fully absorbed.

All modifications to the Leased Premises are to the Tenant’s account and are subject to the Landlord’s prior written approval and shall be made in accordance with the Crestwood Corporate Centre Tenant Guidelines manual. It is understood that the Landlord’s contractor shall be utilized for all changes to the mechanical, electrical and life safety systems. All design and consultants’ fees and permits are to the Tenant’s account.”.

4.	Provided the Tenant is not then in default, the obligations of the Indemnifier shall cease effective 11:59 p.m. on May 31, 2004.

5.	The Tenant represents and warrants that it has the right, full power and authority to agree to these amendments to the Lease, and other provisions contained in this Agreement.

6.	The parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement shall, unless a contrary intention is expressed herein, have the same meanings as ascribed to them in the Lease.

7.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and assigns as the case may be.

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Agreement on the day and year first above written.

THE LANDLORD:

BTC PROPERTIES II LTD. by its duly		)
authorized Agent BENTALL REAL ESTATE		)
SERVICES LIMITED PARTNERSHIP by its		)
General Partner, Bentall Real Estate		)
Services G.P. Ltd.		)
)
)
Per:	/s/ TONY ASTLES, SENIOR VICE PRESIDENT	)
Authorized Signatory		)
)
Per:	/s/ DOUG REID, SENIOR VICE PRESIDENT	)
Authorized Signatory		)

The Corporate Seal of WESTMINSTER		)
MANAGEMENT CORPORATION		)
was hereunto affixed in the presence of:		)
)
Per:	/s/ MEL SHANNON, PRESIDENT & CEO	)
Authorized Signatory		)
)
Per:	/s/ PATTY HUNTER, SECRETARY	)
Authorized Signatory		)

THE TENANT:

THE CORPORATE SEAL of		)
EXI WIRELESS SYSTEMS INC.		)
was hereunto affixed in the presence of:		)
)
)
Per:	/s/ MALIK TALIB, CHIEF EXECUTIVE OFFICER	)
Authorized Signatory		)
)
Per:	/s/ NUREZ KHIMJI, CHIEF FINANCIAL OFFICER	)
Authorized Signatory		)

I/We have the authority to bind the Corporation